UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2010
CHATHAM LODGING TRUST
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	001-34693 (Commission File Number)	27-1200777 (I.R.S. Employer Identification No.)

50 Cocoanut Row, Suite 216 Palm Beach, Florida (Address of principal executive offices)	33480 (Zip Code)
(561) 802-4477
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On October 12, 2010, Chatham Lodging Trust (the “Company”), as parent guarantor and Chatham Lodging, L.P., as borrower (the “Borrower”), entered into a $85.0 million, three-year, secured revolving credit agreement (the “Credit Agreement”) with the lenders party thereto, Barclays Capital and Regions Capital Markets as joint lead arrangers, Barclays Bank PLC as administrative agent, Regions Bank as syndication agent, Credit Agricole Corporate and Investment Bank, UBS Securities and US Bank National Association acting as co-documentation agents.
Subject to certain terms and conditions set forth in the Credit Agreement, the Borrower may increase the original principal amount of the Credit Agreement by an additional $25.0 million. Pursuant to the Credit Agreement, the Company and certain indirect subsidiaries of the Company guarantee to the Lenders all of the obligations of the Borrower under the Credit Agreement, any notes and the other loan documents, including any obligations under hedging arrangements. From time to time, the Borrower may be required to cause additional subsidiaries to become guarantors under the Credit Agreement.
Availability under the Credit Agreement is based on the least of the following: (i) the aggregate commitments of all Lenders, (ii) a percentage of the “as-is” appraised value of qualifying borrowing base properties (subject to certain concentration limitations and other deductions) and (iii) a percentage of net operating income from qualifying borrowing base properties (subject to certain limitations and other deductions). The Credit Agreement is secured by each borrowing base property, including all personal property assets related thereto, and the equity interests of borrowing base entities and certain other subsidiaries of the Company. There are currently seven properties in the borrowing base under the Credit Agreement.
The Credit Agreement provides for revolving credit loans to the Company. All borrowings under the Credit Agreement will bear interest at a rate per annum equal to, at the option of the Company,(i) the greater of (A) 1.25% plus a margin that fluctuates based upon the Company’s leverage ratio or (B) the Eurodollar Rate (as defined in the Credit Agreement) plus a margin that fluctuates based upon the Company’s leverage ratio; or (ii) the greatest of (A) 2.25%, (B) the prime lending rate as set forth on the Reuters Screen RTRTSY1 (or such other comparable publicly available rate if such rate no longer appears on the Reuters Screen RTRTSY1), (C) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, plus 1/2 of 1%, or (D) 1% plus the Eurodollar Rate (as defined in the Credit Agreement). The Credit Agreement also permits the issuance of letters of credit and provides for swing line loans.
The Credit Agreement contains representations, warranties, covenants, terms and conditions customary for transactions of this type, including a maximum leverage ratio, a minimum fixed charge coverage ratio and minimum net worth financial covenants, limitations on (i) liens, (ii) incurrence of debt, (iii) investments, (iv) distributions, and (v) mergers and asset dispositions, covenants to preserve corporate existence and comply with laws, covenants on the use of proceeds of the credit facility and default provisions, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants, cross-defaults and guarantor defaults. The occurrence of an event of default under the Credit Agreement could result in all loans and other obligations becoming immediately due and payable and the credit facility being terminated and allow the Lenders to exercise all rights and remedies available to them with respect to the collateral.
As of October 12, 2010, the Company had borrowings of $16.8 million outstanding under the Credit Agreement.
The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the entire Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by this item is included in Item 1.01.
Item 7.01. Regulation FD Disclosure.
On October 12, 2010, the Company issued a press release announcing that it entered into a $85.0 million, secured revolving credit facility with Barclays Capital and Regions Capital Markets as joint lead arrangers, Barclays Bank PLC as administrative agent, Regions Bank as syndication agent, Credit Agricole Corporate and Investment Bank, UBS Securities and US Bank National Association acting as co-documentation agents.
This information, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information, including the exhibit, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any of those filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information furnished under this item in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
10.1	Credit Agreement, dated as of October 12, 2010, among Chatham Lodging Trust, Chatham Lodging, L.P., as borrower, the other guarantors party thereto, the lenders party thereto, Barclays Capital and Regions Capital Markets as joint lead arrangers, Barclays Bank PLC as administrative agent, Regions Bank as syndication agent, and Credit Agricole Corporate and Investment Bank, UBS Securities and US Bank National Association acting as co-documentation agents.

99.1	Press release dated October 12, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST
Date: October 18, 2010	By:	/s/ Dennis M. Craven
Dennis M. Craven
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Credit Agreement, dated as of October 12, 2010, among Chatham Lodging Trust, Chatham Lodging, L.P., as borrower, the other guarantors party thereto, the lenders party thereto, Barclays Capital and Regions Capital Markets as joint lead arrangers, Barclays Bank PLC as administrative agent, Regions Bank as syndication agent, and Credit Agricole Corporate and Investment Bank, UBS Securities and US Bank National Association acting as co-documentation agents.

99.1	Press release dated October 12, 2010